UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 9, 2006

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, Spirit Finance Acquisitions, LLC (“Spirit Acquisitions”), a wholly owned subsidiary of Spirit Finance Corporation, a Maryland corporation (“Spirit”), entered into a Stock Purchase Agreement (the “Agreement”) with SKO Group Holding Corp., a Delaware corporation (“SKO”). Subject to the terms and conditions set forth in the Agreement, Spirit Acquisitions will purchase all of the issued and outstanding stock of ShopKo Stores, Inc., a Wisconsin corporation (“ShopKo”), from SKO for a cash purchase price of approximately $815.3 million. Before the completion of the transaction, ShopKo’s operations will be distributed to newly formed subsidiaries of SKO (the “Operating Companies”). Prior to the distribution of the operations, ShopKo operated as a multi-department store retailer operating under the “ShopKo” name primarily in mid-size and larger communities in the Midwest, Pacific Northwest and Western Mountain states. ShopKo also operated a general merchandise retailer under the “Pamida” name in smaller and more rural communities in the Midwest, North Central and Rocky Mountain states. At the completion of the transaction, Spirit expects that substantially all of the assets of ShopKo will be real estate assets. In connection with the closing, Spirit will lease the real estate assets back to the Operating Companies owned by SKO on a long-term, triple-net basis under two separate master leases.

Spirit Acquisitions has made an escrow deposit of $12,500,000 in connection with the transaction, which may be returned upon the occurrence of certain events specified in the Agreement if the transaction is not completed. The deposit amount will be applied to the purchase price at closing if the transaction is completed and may be retained by SKO as liquidated damages in certain specified events if the transaction is not completed. Each party to the Agreement has made representations and warranties and agreed to customary covenants, including among others, representations and warranties regarding the real property owned by subsidiaries of ShopKo. In addition, the Agreement contains closing conditions typical of similar transactions, including conditions that there be no material changes affecting the value of ShopKo’s real estate assets or the business of the Operating Companies.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as exhibit 2.1 hereto, and is incorporated herein by reference.

Forward-Looking Statements

Some of the statements in this report constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, actual results and our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-

looking statement contained in this report to reflect any change in our expectations with regard to the statements or any change in events, conditions or circumstances on which any such statement is based.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 10, 2006, Spirit issued a press release announcing the execution of the Agreement. The text of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                                 Stock Purchase Agreement by and between Spirit Finance Acquisitions, LLC and SKO Group Holding Corp. dated as of May 9, 2006.

99.1                           Press Release issued by Spirit Finance Corporation on May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: May 10, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement by and between Spirit Finance Acquisitions, LLC, and SKO Group Holding Corp., dated as of May 9, 2006.

99.1	Press Release issued by Spirit Finance Corporation dated as of May 10, 2006.